Exhibit 1.2


                              ARTICLES OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                              LEUTHOLD FUNDS, INC.

             The undersigned officers of Leuthold Funds, Inc., a corporation duly organized and existing under the Maryland General Corporation Law (the "Corporation"), does hereby certify:

             FIRST:  That the name of the Corporation is LEUTHOLD FUNDS, INC.

             SECOND: That the last sentence of Section A of Article IV of the Corporation's Articles of Incorporation is amended in its entirety to read as follows:

             A total of Two Hundred Fifty Million (250,000,000) shares of Common Stock shall be classified as "Class A Common Stock" (the "Leuthold Core Investment Fund" or such other name designated by the Corporation's Board of Directors).

             THIRD: That the Amendment to the Corporation's Articles of Incorporation (the "Amendment") was approved by a majority of the entire Board of Directors of the Corporation.

             FOURTH: That the Amendment is limited to a change expressly permitted by Section 2-605 of the Maryland General Corporation law to be made without action by the stockholders of the Corporation.

             FIFTH: That the Corporation is registered as an open-end investment company under the Investment Company Act of 1940.

             IN WITNESS WHEREOF, the undersigned officers of the Corporation who executed the foregoing Articles of Amendment hereby acknowledge the same to be their act and further acknowledge that, to the best of their knowledge, information and belief, the matters set forth herein are true in all material respects under the penalties of perjury.

             Dated this ____ day of January, 1998.

                                      LEUTHOLD FUNDS, INC.


                                      By:  _____________________________
                                           Steven C. Leuthold, President


                                      Attest:_________________________
                                             Elizabeth Page, Secretary